Exhibit Index at Page 3




                Securities and Exchange Commission
                      Washington, D.C. 20549





                             Form 8-K


                          Current Report
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):
December 2, 1999


                          Genesee Corporation
        (Exact Name of Registrant as Specified in Charter)


   New York                              0-1653               16-0445920
(State or other Jurisdiction          (Commission          (IRS Employer
of Incorporation)                     File Number)         Identification No.)


445 St. Paul Street, Rochester, New York                14605
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (716) 546-1030



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Item 5.    Other Events.

       Genesee Corporation issued a news release on December 2, 1999 which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

       An exhibit filed with this report is identified in the
       Exhibit Index at Page 3.






                            Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Genesee Corporation


Date:   December 3, 1999       By   /x/ Mark W. Leunig
                                    Vice President and Secretary



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                          Exhibit Index

                                                         Page
Exhibit 99     News Release Dated December 2, 1999        4



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                                                       Exhibit 99





For Immediate Release                      Contact: Mark W. Leunig
                                           Director of Investor
Relations
                                           (716) 263-9440



       Genesee Corporation Continues Evaluation of Strategic
                 Alternatives for Brewing Business

      Rochester, New York, December 2, 1999 -- Genesee Corporation has previously announced that it is evaluating strategic alternatives for its wholly owned subsidiary, Genesee Brewing Company, Inc. These alternatives include a restructuring of the Brewery and the sale of all or certain assets of the Brewery. Confidential discussions have been and continue to be held with third parties to determine if a sale is in the best interests of the Corporation's shareowners. The Corporation currently anticipates that it will complete the strategic evaluation process by year-end.





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